Exhibit 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2012 Results

SAN FRANCISCO--(BUSINESS WIRE)--May 3, 2012--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company’s financial results for its second quarter of fiscal 2012.

For the second quarter, Dolby reported total revenue of $260.3 million, compared to $250.0 million for the second quarter of fiscal 2011.

Second quarter GAAP net income was $88.1 million, or $0.81 per diluted share, compared to $82.1 million, or $0.72 per diluted share, for the second quarter of fiscal 2011. On a non-GAAP basis, second quarter net income was $99.2 million, or $0.91 per diluted share, compared to $92.2 million, or $0.81 per diluted share, for the second quarter of fiscal 2011. Dolby’s non-GAAP measures exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items.

“We continue to make excellent progress toward establishing Dolby® Digital Plus as a de facto standard in the online and cloud-based ecosystem,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “Microsoft® will incorporate Dolby Digital Plus in all versions of its Windows® 8 operating system for PCs and tablets for online and file-based content, and leading providers of cloud-encoding solutions, such as Microsoft’s Azure, Encoding.com, Zencoder™, Digital Rapids®, Nativ, and LinkoTec will also adopt Dolby Digital Plus in their platforms.”

Microsoft and Dolby have entered into an agreement pursuant to which Microsoft will include Dolby Digital Plus 5.1-channel decoding and Dolby Digital two-channel encoding in Windows 8. Under this arrangement, original equipment manufacturers (OEMs) generally will be required to directly license and pay Dolby a base royalty rate for the right to use the Dolby technologies included in Windows 8 and installed on PCs and tablets for online and file-based content. Dolby expects the majority of PCs to continue to ship with optical disc drives when Windows 8 is released and to include optical disc playback functionality. For devices that also include optical disc playback functionality, which will be enabled by independent software vendor (ISV) applications installed on devices running Windows 8, OEMs will be required to pay a higher per-unit rate. This higher rate is consistent with historical rates paid for the inclusion of Dolby disc playback software. Dolby expects to receive only one royalty payment per device containing these technologies.

Dolby does not expect this agreement to affect its fiscal 2012 outlook because Windows 8 is not expected to ship until Dolby’s fiscal 2013.

Financial Targets

For fiscal 2012, Dolby is now targeting revenue of $910 million to $960 million.

GAAP

For fiscal 2012, Dolby continues to target total gross margin of approximately 90 percent, operating expenses of $465 million to $475 million, and other income of approximately $5 million. In addition, Dolby is now targeting an effective tax rate of approximately 28 percent to 29 percent for fiscal 2012. Although stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby continues to target stock-based compensation expense for fiscal 2012 of approximately $51 million. In addition, Dolby continues to target charges related to the amortization of acquired intangibles for fiscal 2012 of approximately $10 million and restructuring charges of approximately $2 million.

Non-GAAP

For fiscal 2012, Dolby continues to target total gross margin of approximately 91 percent, operating expenses of $410 million to $420 million, and other income of approximately $5 million. In addition, Dolby is now targeting an effective tax rate of approximately 28 percent to 29 percent for fiscal 2012. Dolby’s non-GAAP targets exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. In addition, the non-GAAP measures exclude a one-time benefit resulting from the release of a deferred tax liability in the first quarter of fiscal 2011.

Diluted Earnings per Share

Dolby continues to target diluted shares outstanding of approximately 108 million. These targets lead to a fiscal 2012 diluted earnings per share target range of $2.38 to $2.62 on a GAAP basis and $2.80 to $3.04 on a non-GAAP basis.

The Company’s Conference Call Information

Members of Dolby Laboratories’ management will lead a conference call open to all interested parties to discuss the Company’s Q2 fiscal 2012 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, May 3, 2012.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 1-800-211-3767 from within the United States or 1-719-325-2371 from outside the country.

A replay of the call will be available from 5:00 p.m. PT on Thursday, May 3, 2012, until 9:00 p.m. PT on Thursday, May 10, 2012. Callers can dial 1-877-870-5176 from within the United States or 1-858-384-5517 from outside the country, and then enter the confirmation code 2955384. An archived version of the teleconference will also be available on the Dolby Laboratories website, www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of gross margin, operating expense, tax rate, and diluted earnings per share. These measures are adjusted to exclude the charges and expenses discussed above. Dolby presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation expense, amortization of intangible assets acquired through business combinations, restructuring charges, the related tax impact of all of these items on the provision for income taxes, and a one-time benefit resulting from the release of a deferred tax liability in the first quarter of fiscal 2011, and the non-GAAP measures that exclude such information in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its SEC filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby’s investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby’s expectations regarding revenue, gross margin, operating expense, other income, tax rate, stock-based compensation, amortization of intangibles, restructuring charges, and diluted earnings per share for fiscal 2012, and its statements regarding establishing Dolby Digital Plus as a de facto standard in the online and cloud-based ecosystem, Dolby licensees’ plans, Dolby’s expectations regarding the incorporation of Dolby Digital Plus in the Microsoft Windows operating system, the number of PCs that will ship with optical disc drives and include optical disc playback functionality when Windows 8 is launched, the timing of Windows 8 shipments and related effect on Dolby’s fiscal 2012 outlook, Dolby’s direct license arrangements with OEMs, anticipated royalty rates, the benefits that may be derived from these expectations and the anticipated future licensing revenue that will be derived from the inclusion of Dolby Digital Plus in the Windows operating system are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; the timing of the launch date of Windows 8; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows 8 devices and the rate of consumer adoption of Windows operating systems; risks that shifts from disc-based media to online media content could result in fewer devices with Dolby technologies; risks associated with the effects of macroeconomic conditions; the timing of Dolby’s receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. S12/25645 DLB-F

DOLBY LABORATORIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	April 1, 2011	March 30, 2012	April 1, 2011	March 30, 2012

	(unaudited) (in thousands, except per share amounts)

Revenue:
Licensing	$214,627	$225,349	$402,803	$424,973
Products	26,347	27,228	72,374	53,628
Services	9,052	7,682	17,561	15,036
Total revenue	250,026	260,259	492,738	493,637

Cost of revenue:
Cost of licensing	5,771	3,303	9,732	6,631
Cost of products	20,031	17,635	42,229	31,523
Cost of services	2,655	2,654	5,635	5,848
Total cost of revenue	28,457	23,592	57,596	44,002
Gross margin	221,569	236,667	435,142	449,635
Operating expenses:
Research and development	28,399	34,236	56,726	67,062
Sales and marketing	37,545	43,194	75,762	86,210
General and administrative	35,155	37,281	72,197	72,746
Restructuring charges, net	—	910	785	1,278
Total operating expenses	101,099	115,621	205,470	227,296
Operating income	120,470	121,046	229,672	222,339
Other income, net	2,024	1,469	3,888	3,380
Income before provision for income taxes	122,494	122,515	233,560	225,719
Provision for income taxes	(40,012)	(34,198)	(64,313)	(64,036)
Net income including controlling interest	82,482	88,317	169,247	161,683
Less: net (income) / loss attributable to controlling interest	(421)	(197)	(799)	(404)
Net income attributable to Dolby Laboratories, Inc.	$82,061	$88,120	$168,448	$161,279

Basic earnings per share	0.73	0.81	1.50	1.48
Diluted earnings per share	0.72	0.81	1.48	1.48

Weighted-average shares outstanding (basic)	112,140	108,415	112,086	108,650
Weighted-average shares outstanding (diluted)	113,346	109,170	113,535	109,242

DOLBY LABORATORIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	March 30, 2012

	(unaudited) (in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$551,512	$747,988
Short-term investments	391,281	350,735
Accounts receivable, net	61,815	57,762
Inventories	26,244	16,562
Deferred taxes	90,869	94,859
Prepaid expenses and other current assets	36,877	26,099
Total current assets	1,158,598	1,294,005
Long-term investments	272,797	209,804
Property, plant and equipment, net	117,107	135,517
Intangible assets, net	51,573	44,816
Goodwill	263,260	264,750
Deferred taxes	14,779	20,337
Other non-current assets	6,273	16,171
Total assets	$1,884,387	$1,985,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,922	$113,689
Income taxes payable	4,762	9,391
Deferred revenue	26,701	26,718
Total current liabilities	159,385	149,798
Long-term deferred revenue	15,526	16,332
Deferred taxes	671	658
Other non-current liabilities	23,455	31,445
Total liabilities	199,037	198,233
Stockholders' equity:
Class A common stock	52	50
Class B common stock	58	57
Additional paid-in capital	210,681	149,082
Retained earnings	1,445,189	1,606,468
Accumulated other comprehensive income	7,533	9,130
Total stockholders' equity - Dolby Laboratories, Inc.	1,663,513	1,764,787
Controlling interest	21,837	22,380
Total stockholders' equity	1,685,350	1,787,167
Total liabilities and stockholders' equity	$1,884,387	$1,985,400

DOLBY LABORATORIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	April 1, 2011	March 30, 2012	April 1, 2011	March 30, 2012

	(unaudited) (in thousands)
Operating activities:
Net income including controlling interest	$82,482	$88,317	$169,247	$161,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,506	10,174	21,045	20,103
Stock-based compensation expense	10,740	12,063	22,000	23,502
Amortization of premium on investments	4,570	4,386	7,805	9,306
Excess tax benefit from exercise of stock options	(1,919)	(368)	(11,305)	(425)
Provision for doubtful accounts	523	184	856	132
Deferred taxes	6,168	(2,387)	(472)	(10,030)
Other non-cash items affecting net income	633	1,010	157	2,237
Changes in operating assets and liabilities:
Accounts receivable	(5,429)	(3,428)	(20,218)	4,103
Inventories	(3,574)	8,147	(3,038)	876
Prepaid expenses and other assets	(2,265)	(2,229)	(3,715)	(1,128)
Accounts payable and other liabilities	14,564	11,834	(13,379)	(10,634)
Income taxes, net	(19,890)	(10,323)	620	14,108
Deferred revenues	2,831	1,497	1,988	836
Net cash provided by operating activities	100,940	118,877	171,591	214,669
Investing activities:
Purchases of available-for-sale securities	(58,347)	(67,523)	(368,007)	(122,249)
Proceeds from sales of available-for-sale securities	17,551	53,966	115,462	105,454
Proceeds from maturities of available-for-sale securities	61,000	63,870	122,914	111,515
Purchases of property, plant and equipment	(9,906)	(17,884)	(19,551)	(30,450)
Acquisitions, net of cash acquired	-	-	(3,350)	(575)
Proceeds from sales of property, plant and equipment and assets held for sale	2,176	380	2,797	715
Net cash provided by/(used in) investing activities	12,474	32,809	(149,735)	64,410
Financing activities:
Proceeds from issuance of common stock, net of shares withheld for taxes	(534)	1,741	15,215	3,524
Repurchase of common stock	(29,158)	(60,081)	(75,124)	(86,149)
Excess tax benefit from exercise of stock options	1,919	368	11,305	425
Net cash used in financing activities	(27,773)	(57,972)	(48,604)	(82,200)
Effect of foreign exchange rate changes on cash and cash equivalents	989	(140)	1,155	(403)
Net increase/(decrease) in cash and cash equivalents	86,630	93,574	(25,593)	196,476
Cash and cash equivalents at beginning of period	433,638	654,414	545,861	551,512
Cash and cash equivalents at end of period	$520,268	$747,988	$520,268	$747,988

GAAP to Non-GAAP Reconciliations (In millions, except per share data)

The following tables show the Company’s second quarter of fiscal years 2011 and 2012 GAAP financial measures reconciled to non-GAAP financial measures included in this release:

Net income:	Fiscal Quarter Ended
	April 1, 2011	March 30, 2012

GAAP net income	$82.1	$88.1
Stock-based compensation	10.7	12.1
Amortization of acquired intangibles	4.4	2.7
Restructuring charges, net	-	0.9
Income tax adjustments	(5.0)	(4.6)
Non-GAAP net income	$92.2	$99.2

Diluted earnings per share:	Fiscal Quarter Ended
	April 1, 2011	March 30, 2012

GAAP diluted earnings per share	$0.72	$0.81
Stock-based compensation	0.09	0.11
Amortization of acquired intangibles	0.04	0.02
Restructuring charges, net	-	0.01
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.81	$0.91

Shares used in computing diluted earnings per share (in 000s)	113	109

The following tables show the Company’s fiscal year 2012 GAAP financial targets reconciled to non-GAAP financial targets included in this release (numbers are approximate):

Gross margin:
	Fiscal Year 2012
GAAP gross margin	90%
Stock-based compensation	-%
Amortization of acquired intangibles	1%
Non-GAAP gross margin	91%

Product gross margin:	Fiscal Year 2012
	Low	High
GAAP products gross margin	35%	37%
Stock-based compensation	1%	1%
Amortization of acquired intangibles	2%	2%
Non-GAAP products gross margin	38%	40%

Operating expenses:	Fiscal Year 2012
	Low	High
GAAP operating expenses	$465	$475
Stock-based compensation	(50)	(50)
Amortization of acquired intangibles	(3)	(3)
Restructuring charges, net	(2)	(2)
Non-GAAP operating expenses	$410	$420

Diluted earnings per share:	Fiscal Year 2012
	Low	High
GAAP diluted earnings per share	$2.38	$2.62
Stock-based compensation	0.47	0.47
Amortization of acquired intangibles	0.09	0.09
Restructuring charges, net	0.02	0.02
Income tax adjustments	(0.16)	(0.16)
Non-GAAP diluted earnings per share	$2.80	$3.04

Shares used in computing diluted earnings per share	108	108

CONTACT:
Dolby Laboratories
Alex Hughes, 415-645-4572 (Investors)
investor@dolby.com
or
Sean Durkin, 415-645-5176 (Media)
news@dolby.com